SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 12, 2010 (February 12, 2010)

Nicaragua Rising Inc.
(Exact name of registrant as specified in Charter)

Nevada	000-53597	26-1319217
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

10801 Mastin, Suite 920
Overland Park, KS 66210
(Address of Principal Executive Offices)

(913) 491-1717
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by Nicaragua Rising, Inc. from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements.  Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The following discussion provides only a brief description of the documents described below.  The discussion is qualified in its entirety by the full text of the agreements, which are attached as exhibits to this Current Report.

On February 12, 2010, Ceelox, Inc. (“Ceelox”) and certain of its shareholders (“Ceelox Shareholders”), on the one hand, and Nicaragua Rising, Inc. (“Nicaragua”) and Sunflower Capital, LLC acting as indemnitor, on the other hand, entered into an Agreement and Plan of Share Exchange (referred to in this Current Report as the “Agreement”) pursuant to which Nicaragua acquired 95.5% of the issued and outstanding shares of Ceelox.  In exchange, Nicaragua issued to the Ceelox Shareholders one share of $0.0001 par value common stock for every nine (9) shares of Ceelox common stock acquired.  This transaction is referred to as the “Merger” in this Current Report.  Following the Merger, the Ceelox Shareholders will own approximately 96.2% of the issued and outstanding common stock of Nicaragua.

Nicaragua was required, as a condition of the Merger, to procure the resignation of Nicaragua’s sole officer, William P. Moore.   The names and biographies of Nicaragua’s new officers and directors are set forth in Item 2.01 of this Current Report.  The Merger was completed on February 12, 2010.

ITEM 2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Because the business operations of Ceelox became the sole business operations of Nicaragua upon the consummation of the Merger, unless the context indicates otherwise, the words “we,” “us” “our” or the “Company” refer to Ceelox before the closing of the Merger or to Nicaragua and Ceelox as a combined company after the closing of the Merger.

Description of business

General

The Company was founded on September 17, 2003 and is headquartered in Tampa, Florida.  We were formed for the purpose of developing and marketing advanced fingerprint biometric technology and encryption software solutions.   Our biometric identification and encryption software solutions provide innovative and new ways for customers to securely access, store, send and receive confidential information.  Biometric technology is the science of analyzing specific human characteristics which are unique to each individual in order to identify a specific person from a broader population.  The use of biometrics enables enterprise and consumer users to login to different systems and applications using secure credentials based on their unique characteristics, while blocking unauthorized users.  We commenced marketing our products in the first half of 2007 following more than three years of technology and product development.  We believe that our products meet the needs of companies that require strong data, systems and applications security including financial institutions, healthcare providers, insurance companies, government agencies, utilities and any business where security and identification are key concerns.  To date we have invested over $10 million in the operations of the business including research and development, product development and marketing of our products.

The Market and Our Opportunity

The Biometric Security Market is a multi-billion dollar market that is experiencing explosive growth.  At the same time the security token authentication market is also experiencing significant growth.  Identity-based access control is a growing concern for IT and Information Security professionals driven by increasing regulation and the need to protect consumer personally identifiable information, personal electronic health information, and confidential business information from data breach.  Recent national security issues are also driving demand for more effective identity solutions.  We believe that Ceelox, with its superior product line and market strategies, is favorably positioned to exploit this growth and fulfill the need for stronger user access authentication tools.

Passwords, the most common form of user authentication in use, are the weakest form of authentication and are costly to administer and support.  The Company’s biometric logical access control products replace weak username and password authentication.  In the large and medium enterprise market, smart cards and tokens provide a more secure user authentication.  VASCO Data Security International has sized the 2013 security token authentication market at $4.5 billion.   Our products and solutions compete with token solutions.  Tokens are costly, inconvenient for users, can be lost, misplaced, stolen and compromised.  Ceelox believes it can penetrate and expand the security token authentication market.  The Company’s identity-based access authentication products provide stronger security, are easier to use, cannot be lost, forgotten or stolen, and are more cost effective.

We completed the baseline design of our three major products, Ceelox ID™, Ceelox Vault™, and Ceelox SecureMail™ in 2007 and have strived to gain market awareness and grow sales.  Thereafter we began aggressively pursuing product modifications to operate within the latest operating system release from Microsoft, Windows 7.  This latest version of Windows contains a biometric framework which should validate and accelerate industry adoption of biometrics.  This is the first recognition within a desktop operating system of any user authentication other than username and password.  The Company plans to exploit the recent Microsoft move to imbed the Windows Biometric Framework (WBF) within the Windows 7 operating system.

The Microsoft action is a significant event in the evolution of biometrics security.  The Windows® 7 WBF provides support for fingerprint biometric devices through a new set of components that should lead to a standardized approach to biometric integration and represent a significant leap in security creating a de facto industry standard.

The absence of a standard or common operating system interface led to incompatibility between application software and fingerprint biometric devices, as well as inconsistency in the quality and reliability of drivers and packages. In addition, the differing nature of application stacks and driver models for biometrics devices complicated servicing and maintaining these proprietary solutions resulting in increased cost for support and reduced user satisfaction.

In Windows 7, the operating system provides native support for fingerprint biometric devices through WBF.  Per Microsoft, this framework provides support for biometric technologies, including the following:

-	The WBF enables standardization of biometric hardware and software solutions, increasing interoperability;
-	An improvement in the quality and reliability of fingerprint biometric drivers and management applications;
-	A more consistent user experience;
-	A common platform and a set of interfaces for software developers; and
-	Improved scalability, manageability, and serviceability of fingerprint biometric devices in Windows.

Several of the major fingerprint device manufacturers have announced support for WBF.  We believe that the result will be a plug-and-play environment that does not exist today because of individual proprietary vendor solutions.

The impact of Microsoft’s initiative reaches beyond the creation of a standard. Over the past few years, one of the biggest challenges for biometrics has been the inability to deploy the technology on a mass scale.  This initiative ensures scalability and availability of this technology not just for network access control for enterprises and large deployments, i.e. the token market, but is expected to further motivate OEMs such as Dell, Hewlett-Packard, Lenovo, Sony, and others, to continue and expand the deployment of fingerprint readers in more PCs or notebooks, thereby reducing the cost and making this technology available for the mass market opportunity which Ceelox intends to exploit. Ceelox was the first security software company to be certified to operate within the new Windows Biometric Framework at the server level.

Products

Ceelox products utilize biometrics to provide identity-based access authentication, data encryption, and identity and email content security across the Internet.  Simply stated, Ceelox uses fingerprint biometrics to replace user name and password and as a key to encrypt data. Ceelox believes that its biometric software enhances the security of data files, networks and websites while improving employee and asset productivity, reducing administrative costs and improving customer satisfaction – all with the swipe of a finger.   Ceelox also believes that it has unique and differentiated products that it is currently marketing to, or soon will be marketing to, the major hardware, software and internet-security companies, although we can not assure you that our marketing efforts will result in sales to any of such companies. The general application categories Ceelox solutions support are: Identity-Based Access Authentication – to insure only authorized individuals gain access to hardware, networks, data and applications, websites, cloud computing applications; File and Folder Encryption – to protect sensitive data on computers or portable data devices; and Email Encryption – to protect sensitive information sent from desktop to desktop.

Anywhere passwords are used today for logical access Ceelox can replace weak password authentication with its products which:

•	Provide a simple, easy to use application with a swipe of the finger to gain access to applications, PCs, servers, and Internet websites.
•	Offer the strongest possible authentication security. The United States National Science and Technology Council says that biometrics is the most definitive real-time identity access tool available.
•	Replace ineffective, weak passwords that can be lost, forgotten, stolen, compromised and shared.

•	Eliminate millions of dollars spent annually on password management and related helpdesk support.
•	Yield stronger security than tokens and cards which are more expensive, subject to loss, and lack interoperability without substantial added cost.

Sensitive data can be protected through Ceelox products that:

•	Utilize the user’s fingerprint as a biometric key to uniquely encrypt data and files stored in a Ceelox Vault which is independently protected through separate biometric access.
•	Encrypt the content and files contained in sensitive emails without disruption to the users existing email system.
•	Create a secure ecosystem to transmit passwords, other personally identifiable information, or sensitive corporate information across the Internet.
•	Satisfy state regulatory requirements for email encryption such as exist in Nevada, Massachusetts and a growing number of other states.

We intend to leverage our existing unique and patent pending product capabilities through the development of our own WBF enabled products.  Recently, we successfully demonstrated our Biometric Unit (BU) operating within the WBF to Microsoft and have commenced beta testing. According to Microsoft, we were the first company to demonstrate enhancement of the Microsoft WBF design to function across a network, i.e., LAN, VPN, or domain.  The Company believes this is a significant, unique value proposition as it will enable Microsoft servers use of biometrics and the WBF with Ceelox products.  Subsequently, we submitted our Biometric Unit software for Microsoft certification testing and successfully completed and passed the testing requirements which allows us to include the Windows 7 logo on our software packaging, website and advertising materials.  We plan to modify each of our products during the first half of 2010, submit them for Microsoft certification testing and upon successfully completing the testing requirements we intend to include the Windows 7 logo on each approved product.  We believe the Windows 7 logo will provide market validation and acceptance for our products.

As an Independent Software Vendor with a Microsoft validated product set and the Windows logo, we plan to leverage the Microsoft Partner distribution channel, the Microsoft enterprise sales force and the Microsoft consulting group for distribution of Ceelox products.

Ceelox believes the market will begin to accept and embrace the Software as a Service (SaaS) model for identity management, IDaaS.  It is our plan to exploit the IDaaS opportunity as the market moves in that direction.  Ceelox SecureMail already follows this model and in the second half of 2010 we expect to begin to offer Ceelox ID Online as a service and also offer a managed security service with our Ceelox ID Server Edition.

The Company also believes that its biometric identity-based access authentication will benefit from the growing cloud computing movement.  As critical business applications move to the cloud the need for strong identity-based access control becomes even more acute.  Ceelox ID Online offers strong, affordable, easy to use biometric identity-based access authentication for individual cloud computing applications and Federated ID (cloud computing single sign-on) for access to multiple enterprise cloud computing and software as a service applications.

The following are Ceelox Identity-Based User Access Control Products:

Ceelox ID™ replaces password and other weak authentication methods with the strongest form of Identity Access Management available today.  Biometric user identification and access controls permit access only to authorized individuals.  Logical access control is provided for sensitive customer information systems and applications, computer devices, networks, files or Web sites.  Ceelox ID™ solves the enterprise information security requirements for Financial, Health Care, Utility, Government and other industries.

Ceelox ID Online™ enables banks, credit unions and other financial institutions to eliminate identity theft and insure the safety of online banking and meet the Federal Financial Institution Examination Council (FFIEC) two-factor authentication requirements.  Similarly Ceelox ID Online™ protects access to electronic health information records.  Any web-based application which would benefit from stronger security is a candidate for ID Online which sits on top of existing security and requires very little effort to integrate.  Ceelox ID Online™ biometric-only or two-factor biometric authentication overcomes the weaknesses and identity theft risks inherent in password, token and site key solutions.  Financial institutions can feel comfortable knowing their customers’ identity and financial assets are safe and secure.  Our two-factor remote access authentication also meets FFIEC Information Security Controls for bank employees and support vendors.  Health care institutions can insure the confidentiality, integrity and availability of electronic protected health information (ePHI).

Password Weaknesses Addressed by Ceelox ID™
Historically, businesses have relied heavily on passwords to control access to internal and customer-facing applications.  It is now commonly accepted that passwords alone are no longer a safe method of access control because of the numerous weaknesses associated with their use.  Passwords are the most common authentication mechanism and the weakest.  Since ‘strong’ passwords are difficult to remember, users often weaken password security by writing them down and hiding them in obvious places.  The FDIC and FTC regulations now require financial institutions, as well as any business that collects, uses, and stores individuals’ personal information, to identify and address reasonably foreseeable internal and external threats that could result in unauthorized disclosure of customer information.  The following known password weaknesses identified by the Federal Financial Institution Examination Council, must be addressed, if institutions are to remain within the law.

Known Password Weaknesses:
•	Keylogger attacks through which a monitoring device is placed on the user computer to capture passwords for the attacker;
•	Dictionary and brute force attacks through which the attacker obtains the system password file and compares the hashed password against hashes of commonly used passwords;
•	Password guessing attacks used with some knowledge about the account holder and the bank’s password policies;
•	Social engineering attacks used to trick the user into giving up their password;
•	Phishing and man-in-the-middle attacks lure users to fake bank sites for the purpose of identity theft;
•	Relay attacks through which an attacker eavesdrops on communications between customer and the financial institution to obtain username and password information.
•	Pass phrases are subject to nearly all the same password weaknesses above although may require additional time or attempts on the part of the hacker.
•
Internet banking authentication presents unique challenges, because banks do not benefit from physical security and controlled computing and communications; the bank cannot control the user; and passwords are more likely to be static and significantly more vulnerable.

•
Warehouse attacks result in the compromise of a storage system using one or more attack methods described above.  Warehouse attacks typically compromise an entire authentication system or worse, an entire customer database as was the case with the TJX data breach that exposed over 96M customer records.

Token systems have these inherent weaknesses, also identified by the FFIEC:
•	Tokens can be lost or stolen during delivery or while in the possession of the end user;
•	Ease in guessing any password-generating algorithm within the token;
•	Ease in forging authentication credentials that unlock the token;
•	Tokens have been reverse engineered and cloned;
•	Tokens are subject to man-in-the-middle and phishing attacks;
•	And like passwords, tokens can be shared.

Every one of the above threats, hazards and weaknesses are either completely eliminated or greatly reduced with Ceelox ID™ biometric authentication and access control.  Keyloggers cannot capture a biotemplate rendering dictionary and brute force attacks useless.  Internet banking is more secure, because a password, compromised by phishing or social engineering, is useless without a biotemplate captured during a live scan.  Ceelox ID™ also has none of the above token weaknesses.  Management believes its patent pending Parallel Key Infrastructure provides the strongest available protection of the biometric credential in a network application.  And current state-of-the-art fingerprint biometric technology used by Ceelox, makes forging biotemplate authentication nearly impossible, because a live scan is required.

The need for low cost, efficient access security is a competitive necessity for all businesses.  Not only is Ceelox security economical, but with Ceelox ID™, businesses can eliminate passwords altogether and with them, eliminate all or nearly all associated costs of password administration and helpdesk support costs too.  According to a Gartner Group and IDC estimate, 20% to 50% of the helpdesk calls are related to username and password issues and resets, and the average cost of a helpdesk call is $38.  Per their research, the cost of password administration and management can total $200 to $300 per user per year, not including the cost of any breaches.  Ceelox believes the percentage of helpdesk calls for password reset is rising as businesses attempt to make passwords stronger and require more frequent password changes.

Ceelox Vault™ provides an easy to use, drag and drop file and folder encryption solution for protecting electronic customer, financial, health and other sensitive enterprise information stored on local machines, portable laptops or on portable storage devices.  Ceelox Vault™ Portable Edition is unique in that the application itself resides on the portable storage device and can encrypt or decrypt on any host PC as well as on the device it resides without leaving any remnants on the PC.

Ceelox Vault™ solves the following information security encryption requirements:

•	Protect Customer Personally Identifiable Information
As a preventive control Ceelox Vault™ protects an enterprise’s customers’ Personally Identifiable Information (PII) while at rest on the desktop, or in transit on a laptop or any number of portable data storage media including flash memory sticks and portable hard drives.
Ceelox Vault provides file and folder level Biometric Identity-Based, AES256 encryption.  Most other encryption solutions employ weak password access.

•	File and Folder Level Encryption
Many enterprises have deployed full disc encryption solutions to protect data.  Full Disk Encryption (FDE) is a pre-boot encryption tool that protects data while the PC is off.  Ceelox Vault™ provides file and folders encryption to protect information on the PC or portable drive regardless if the device is powered.

•	Encryption that is Easy to Use
Most encryption solutions fail because they are simply too complicated and hard to use for most users, and therefore are not utilized.  If users know how to use the Recycle Bin or the normal copy and paste functionality, Ceelox Vault drag & drop encryption is elementary.
Data unavailability is a risk with other encryption solutions that require complicated and costly key management systems.  With Ceelox Vault the encryption key is the user’s biometric fingerprint template hashed with 128 bit encryption and layered twice; therefore there is no need for a complicated key management system.

•	License-Level Authentication Mode
IT and Security Administrators can eliminate risky passwords altogether and predetermine the authentication mode required for user encryption as either biometric-only or two-factor authentication.

Ceelox SecureMail™ provides an affordable, powerful, easy-to-use end point software application as a service that enables users to encrypt/decrypt electronic mail over the network or Internet.  Ceelox SecureMail™ provides users a means to email sensitive information that only the intended recipient may access.  Ceelox also offers a free, downloadable, decrypt-only capability for enterprises’ business and consumer customers.

Traditionally, most email security and protection solutions have focused on inbound threats. But increasingly, organizations find that they must also address outgoing mail too. In fact, nearly one in five outgoing emails (18.9%) contains content that poses a legal, financial or regulatory risk, according to a 2007 survey of email decision-makers at 308 large U.S. enterprises (conducted by Forrester).  Other studies have placed the percentage of email containing corporate intelligence at 70%.

And email is simply not secure.  There are many places where email messages can be intercepted in transit or at rest.  All email traffic flows through your Internet Service Provider and/or your email provider where it can be intercepted and read.  While traveling across extensive corporate networks email is effectively open to interception by many employees.  And email originated through hotel Internet access or other public Internet access such as at Starbucks or internet cafés is especially open to interception.  There is no way to stop people from intercepting email.  The only thing you can do is protect email with encryption.

Ceelox SecureMail™ solves the following information security encryption requirements for electronic communications:

•	Safe, Secure, Confident Electronic Communications
Ceelox SecureMail™ provides email encryption for In Transit electronic customer data using the strongest commercially available form of encryption, AES 256.

•	Biometric or password authentication mode
Ceelox SecureMail, for example, allows financial institutions to safely and securely share loan documents with customers; send statements to depositors; provide fast, electronic written response to customer account inquiries; send wire transfer and other transaction confirmations; share legal documents with counsel; and communicate with auditors, regulators and Board members;

•	Desktop-to-Desktop security
Ceelox SecureMail encrypts sensitive customer information desktop-to-desktop and keeps it encrypted on the desktop.  Other solutions leave customer Personally Identifiable Information unencrypted, in the open, while within the enterprise network and/or while on the desktop exposed to unauthorized internal access.

Ease of Use

Enterprises need email encryption that is easy to use for employees and their business and consumer customers.  Ceelox SecureMail™ supports Microsoft Outlook™ and all browser-based email systems such as gmail™ and hotmail™.  An Outlook plug-in makes email encryption as easy as the swipe of your finger and an Internet Explorer™ plug-in makes encryption easier for users of popular browser-based email systems above.

Unlimited Free Decrypt-Only Software

Email encryption must be economical.  Per seat pricing that includes a B2C enterprise’s entire consumer customer base would be cost prohibitive.  Ceelox offers downloadable decrypt-only software free.

Competition

The markets for our products and technologies are developing and characterized by intense competition and rapid technological change. No assurance can be given that our competitors will not develop new or enhanced technologies that will offer superior price, performance, or features, or render our products or technologies obsolete.

In addition to companies that provide existing commonplace methods of restricting access to facilities and logical access points such as pass cards, PIN numbers, passwords, locks and keys, there are numerous companies involved in the development, manufacturing and marketing of fingerprint biometrics products to commercial and consumer markets. These companies include, but are not limited to, Bio-Key, Cogent, NEC, L-1 Identity Solutions, SAFRAN, Digital Persona, Precise Biometrics and U S Biometrics.

Although most companies that target consumer application markets have completed development of their biometric products, such technologies have not been widely accepted in the commercial markets to date. Most companies competing for commercial opportunities are in the business of selling scanning devices and tie their algorithm to a specific device.  We have created a biometric platform that is “device independent” and have implemented our products with fingerprint scanners, the most common biometric hardware device available in the marketplace.  Nonetheless, other biometric devices, such as retina or vein scanners, provide a Software Developer Kit (SDK) which can be used for integration with Ceelox products.  Therefore, by being agnostic to hardware, the Company offers flexibility to customers in their implementation designs.

The commercial markets have been slow to widely accept biometrics as a viable alternative to their current security methods. As a result, the primary competition for biometric technology consists of traditional security methods such as passwords, PINs, cards and tokens and device authentication.

With respect to competing biometrics technologies, each has its strength and weaknesses and none has emerged as a market leader:

-	Fingerprint identification is generally viewed as inexpensive and non-intrusive.

-	Iris scanning is viewed as accurate, but can be expensive and inconvenient to use.

-
Facial recognition has recently received substantial attention; however, it can have accuracy limitations associated with the quality and capability of the video capture device and be highly dependent on ambient lighting conditions, angle of view and other factors.

The market for biometric technology is evolving. Computer breaches, identity theft, phishing and other events in the recent past are driving a large-scale shift to biometric deployments. In addition, companies such as Lenovo/IBM, Dell, Gateway, MPC, Samsung, Sony, Toshiba, Acer and HP have all introduced computers with integrated finger scanning devices to complement the conventional username/password technique since it is highly susceptible to hackers and security breaches.

Our competitiveness depends on our ability to offer high-quality products that meet our customers’ needs on a timely basis.  The principal competitive factors of our products are time to market, quality, price and breadth of product line.  Many of our competitors have significant advantages over us such as far greater name recognition and financial resources than we have.  At this time we do not represent a significant competitive presence in our industry.

License Agreement

On July 20, 2007, Ceelox granted CIP, LLC, of which Mr. Moore our Chairman is a control person, an exclusive, fully paid-up, royalty-free, irrevocable, perpetual, worldwide, transferable, assignable license, with the right to sublicense in and to all of Ceelox’s intellectual property (the “License Agreement”). Subject to the License Agreement, Ceelox maintains all of its right, title and interest in and to the intellectual property. The License Agreement was effective immediately and continues indefinitely, unless and until terminated by mutual agreement.  Additionally and in connection with the License Agreement, the Company entered into a Software Services Agreement with CIP, LLC whereby they agreed to pay Ceelox’s costs associated with marketing its products and maintaining and developing Ceelox’s products based on its biweekly cash burn rate, net of sales collections.

The agreements contain a provision allowing for the reassignment of the intellectual property back to Ceelox at both the option of Ceelox and CIP, each option independent of the other. Nicaragua, Ceelox and CIP entered into a License Reacquisition Letter Agreement (“Reacquisition Agreement”) on February 12, 2010.  Pursuant to the Reacquisition Agreement, Ceelox will reacquire all of the rights to its intellectual property granted pursuant to the License Agreement in exchange for the issuance of 10,271,203 shares of Nicaragua’s common stock to CIP, LLC at such time as CIP, LLC determines in its sole discretion that adequate financing to support the Company’s business will be obtained from an unrelated third party.

During the years ended December 31, 2008 and 2007, the Company received advances under this agreement of $2,632,185 and $1,060,778, respectively. Interest accrued for the years ended December 31, 2008 and 2007 amounted to $658,047 and $265,195, respectively.

Total advances including interest accrued under the reassignment consideration provision, amounted to $4,616,205 and $1,325,973 as of December 31, 2008 and 2007, respectively.

During the nine months ended September 30, 2009 and 2008, the Company received advances under this agreement of $466,873 and $1,982,923, respectively. Interest accrued for the nine months ended September 30, 2009 and 2008 amounted to $116,718 and $495,731 respectively.

Intellectual Property

We have filed for patent protection for each of our products with the U.S. Patent and Trademark Office, but to date have not received approval of such patents.   The granting of any patent involves complex legal and factual questions.  The scope of allowable claims is often uncertain.  As a result, we cannot be sure that any patent application filed by us will result in a patent being issued, or that any patents issued will afford adequate protection against competitors with similar technology, nor can we provide assurance that patents issued to us will not be infringed upon or designed around by others.  The Company intends to explore international patent protection at such time as it feels such protection is warranted.

We currently protect our intellectual property through contractual arrangements, including confidentiality, non-competition and non-disclosure agreements, and will continue to use such contractual arrangements in the future to help protect our proprietary intellectual property.

We have filed with and received from the U.S Patent and Trademark Office registered trademarks for each of Ceelox ID, Ceelox ID Online, Ceelox SecureMail and Ceelox Vault.

Research and Development

We employ a skilled research and development team based in our Tampa, Florida headquarters that is responsible for identifying and creating new products and applications along with improving and enhancing existing products.  The markets in which we compete are characterized by rapid technological change and evolving standards and in order to establish our presence in the biometrics market we will need to continue to expend significant resources on enhancing our existing products and creating new products.  As our sales have been minimal to date, our research and development activities have been funded through outside sources of capital.

Government Regulation

We are not currently subject to direct regulation by any government agency, other than regulations generally applicable to businesses.  In the event that we sell our products internationally, we could be subject to various domestic and foreign laws regulating such exports and export activities.

Property

Our offices are located at 13976 Lynmar Blvd., Tampa, FL 33626 where we lease approximately 7,000 square feet of office space.  Pursuant to our lease, we currently pay $6,700 per month in rent, and our lease is currently up for renewal and under re-negotiation.   We believe that our facilities are adequate for our current and future needs through 2011, and we believe we will be successful in negotiating a favorable two-year lease.

Employees

As of February 12, 2010, we had 11 employees, comprised of four in management,  one in sales, and six in our development group.  Since inception, we have never had a work stoppage and none of our employees are represented by a labor union.  We consider our relationship with our employees to be good.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of our business.  We are not currently a part to any legal proceedings.

RISK FACTORS

RISKS RELATING TO OUR BUSINESS

We have a history of losses and may not be profitable in the future.

We have incurred substantial losses and had negative cash flow in operating activities for the last two fiscal years and for the nine month period ended September 30, 2009, and as of September 30, 2009 we had an accumulated deficit of $20,832,777.

We sustained net losses of $3,482,777 and $3,975,649 for the years ended December 31, 2008 and 2007, respectively, and a net loss of $1,287,513 for the nine months ended September 30, 2009.  We cannot assure you that we will generate sufficient cash flow to meet our obligations or achieve operating profits in the future.

We have granted an exclusive license to CIP, LLC for all of our intellectual property.

On July 20, 2007, Ceelox granted CIP, LLC, of which Mr. Moore our Chairman is a control person, an exclusive, fully paid-up, royalty-free, irrevocable, perpetual, worldwide, transferable, assignable license, with the right to sublicense in and to all of Ceelox’s intellectual property. Subject to the License Agreement, Ceelox maintains all of its right, title and interest in and to the intellectual property. The License Agreement was effective immediately and continues indefinitely, unless and until terminated by mutual agreement.  Additionally and in connection with the License Agreement, the Company entered into a Software Services Agreement with CIP, LLC whereby they agreed to pay Ceelox’s costs associated with marketing its products and maintaining and developing Ceelox’s products based on its biweekly cash burn rate, net of sales collections.

The agreements contain a provision allowing for the reassignment of the intellectual property back to Ceelox at both the option of Ceelox and CIP, each option independent of the other. Nicaragua, Ceelox and CIP entered into a License Reacquisition Letter Agreement on February 12, 2010.  Pursuant to the Reacquisition Agreement, Ceelox will reacquire all of the rights to its intellectual property granted pursuant to the License Agreement in exchange for the issuance of 10,271,203 shares of Nicaragua’s common stock to CIP, LLC at such time as CIP, LLC determines in its sole discretion that adequate financing to support the Company’s business will be obtained from an unrelated third party.  We cannot assure you that we will be able to secure adequate financing to support our future business, or that if we do secure what we believe to be adequate funding, CIP, LLC may not believe in its sole discretion that any such funding will be adequate to support our business plan.  If we do not reacquire our rights to the intellectual property covered by the License Agreement, CIP, LLC could in the future determine to exploit our technology without having to pay us any royalties on any revenues they generate.

Our biometric technology has yet to gain widespread market acceptance and we do not know how large of a market will develop for our technology.

Biometric technology has received only limited market acceptance, particularly in the private sector. Our technology represents a novel security solution and we have not yet generated significant sales. Although recent security concerns relating to identification of individuals and systems and data access control has increased interest in biometrics generally, it remains an undeveloped, evolving market. Biometric based solutions compete with more traditional security methods including keys, cards, personal identification numbers and security personnel. Acceptance of biometrics as an alternative to such traditional methods depends upon a number of factors including:

· the reliability of biometric solutions;
· public perception regarding privacy concerns; and
· costs involved in adopting and integrating biometric solutions.

For these reasons, we are uncertain whether our biometric technology will gain widespread acceptance in any commercial markets or that demand will be sufficient to create a market large enough to produce significant revenue or earnings. Our future success depends, in part, upon business customers and ultimately consumers adopting biometrics generally, and our solution specifically.

Biometric technology is a new approach to Internet security which must be accepted in order for our products and solutions to generate significant revenue.

Our biometric products and solutions represent a new approach to Internet security which has been adopted on a limited basis by companies which distribute goods, content or software applications over the Internet. The implementation of our products and solutions requires the distribution and use of a finger scanning device and integration of database and server side software. Although we believe our solutions provide a higher level of security for ecommerce, banking and other Internet transactions and information transmitted over the Internet than existing traditional methods, unless business and consumer markets embrace the use of a scanning device and believe the benefits of increased accuracy outweigh implementation costs, our solutions will not gain market acceptance.

Our software products may contain defects which will make it more difficult for us to establish and maintain customers.

Despite extensive testing during development, our software may contain undetected design faults and software errors, or “bugs” that are discovered only after it has been installed and used by customers. Any such defect or error in new or existing software or applications could cause delays in delivering our technology or require design modifications. These could adversely affect our competitive position and cause us to lose potential customers or opportunities. Since our technologies are intended to be utilized to secure electronic access, the effect of any such bugs or delays will likely have a detrimental impact on us. In addition, given that biometric technology generally, and our biometric technology specifically, has yet to gain widespread acceptance in the market, any delays would likely have a more detrimental impact on our business than if we were a more established company.

In order to generate revenue from our biometric products, we are dependent upon third party distributors including Microsoft Partners, Citrix Solutions Partners, other systems integrators and value-added resellers, Internet security solutions providers, and others, which we do not control. As a result, it may be more difficult to generate sales.

As a security software and services company, our success will depend upon the ability of these distribution channel partners to effectively integrate our technology into products and services which they market and sell. We have no control over these partners and cannot assure you that they have the financial, marketing or technical resources to successfully sell, integrate and distribute products or applications to end users or generate any meaningful revenue for us. These third parties may also offer the products of our competitors to end users.

We will need to raise additional capital in order to implement our long-term business plan.

Our ability to implement our long-term strategy and expand our operations largely depends on our access to capital.  To implement our long-term strategy, we plan to make ongoing expenditures for the expansion and improvement of our product line and the promotion of our products.  We may also wish to make expenditures to acquire other businesses.  To date, we have financed our operations primarily through sales of equity, the issuance of notes and advances from a related party.  If we were to attempt to expand our business at a faster pace than currently contemplated, or if we were to identify an acquisition target, we would need to raise additional capital through the sale of our equity securities or debt instruments.  However, additional capital may not be available on terms acceptable to us.  Our failure to obtain sufficient additional capital could curtail or alter our long-term growth strategy or delay needed capital expenditures.

We may not be able to effectively manage our growth.

Our strategy envisions growing our business.  We plan to continue to develop our technology and to hire additional sales, software engineers, administrative and marketing personnel.  Any growth in or expansion of our business is likely to place a strain on our management and administrative resources, infrastructure and systems.  In order to expand our business, we may be required to purchase or lease additional machinery and equipment, hire, train and supervise additional personnel and make significant outlays of capital.  These measures are time consuming and expensive, will increase management’s responsibilities and will divert management’s attention from our day-to-day operations. We cannot assure you that we will be able to:

•	expand our systems effectively or efficiently or in a timely manner;
•	allocate our human resources optimally;
•	meet our capital needs;
•	identify and hire qualified employees or retain valued employees; or
•	incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth effectively could harm our business and materially and adversely affect our operating results and financial condition.

Competition may force us to shorten our product life cycles and more rapidly introduce new and enhanced products, which could have a material adverse effect on our results of operations.

We may not be able to adequately protect our intellectual property rights.

We try to protect our intellectual property in a number of different ways.  We rely in part on patent, trade secret, unfair competition and trademark law to protect our rights to certain aspects of our products, including product designs, proprietary development processes and technologies, product research and concepts and recognized trademarks, all of which we believe are important to the success of our products and our competitive position.  There can be no assurance that any of our pending patent or trademark applications will result in the issuance of a registered patent or trademark, or that any future patent or trademark granted will be effective in thwarting competition or be held valid if subsequently challenged.  In addition, there can be no assurance that the actions taken by us to protect our proprietary rights will be adequate to prevent imitation of our products, that our proprietary information will not become known to competitors, that we can meaningfully protect our rights to unpatented proprietary information or that others will not independently develop substantially equivalent or better products that do not infringe on our intellectual property rights.  We could be required to devote substantial resources to enforce any future patents that may be issued to us and protect our intellectual property, which could divert our resources and result in increased expenses.  In addition, an adverse determination in litigation could subject us to the loss of our rights to a particular patent or other intellectual property, could require us to obtain from or grant licenses to third parties, could prevent us from selling or using certain aspects of our products or could subject us to substantial liability, any of which could harm our business.

We may become subject to litigation for infringing the intellectual property rights of others.

Others may initiate claims against us for infringing on their intellectual property rights.  We may be subject to costly litigation relating to such infringement claims and we may be required to pay compensatory and punitive damages or license fees if we settle or are found culpable in such litigation.  In addition, we may be precluded from offering products that rely on intellectual property that is found to have been infringed by us.  We also may be required to cease offering the affected products while a determination as to infringement is considered.  These developments could cause a decrease in our operating income and reduce our available cash flow, which could harm our business.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected.  In particular, we are heavily dependent on the continued services of Gerry Euston, our Chief Executive Officer, Mark Grannell, our Chief Operating Officer, Erix Pizano, our Director of Technology Development and Engineering and the other members of our senior management team.  Although our operating subsidiary has employment agreements with each of Messrs. Euston and Grannell, the agreements may be terminated with or without cause by either party on 30 days prior written notice.      The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business. Our success depends on our ability to attract, train and retain employees with expertise in developing, marketing and selling software solutions. In order to successfully market our technology, we will need to retain additional engineering, technical support and marketing personnel. The market for such persons remains highly competitive and our limited financial resources will make it more difficult for us to recruit and retain qualified persons.

We face intense competition and may not have the financial and human resources necessary to keep up with rapid technological changes, which may result in our technology becoming obsolete.

The Internet and information security markets are subject to rapid technological change and intense competition. We compete with both established biometric companies and a significant number of startup enterprises as well as providers of more traditional methods of access control. Most of our competitors have substantially greater financial and marketing resources than we do and may independently develop superior technologies, which may result in our technology becoming less competitive or obsolete. We may not be able to keep pace with this change. If we are unable to develop new applications or enhance our existing technology in a timely manner in response to technological changes, we will be unable to compete in our chosen markets. In addition, if one or more other biometric technologies such as voice, face, iris, hand geometry or blood vessel recognition are widely adopted, it may cause us delays in adapting our products and services to these other biometric form factors.

Our products may become obsolete due to rapid technological change within the industry.

Product technology evolves rapidly, making timely product innovation essential to success in the marketplace.  The introduction of products with improved technologies or features may render our existing products obsolete and unmarketable.  If we cannot develop products in a timely manner in response to industry changes, or if our products do not perform well, our business and financial condition will be adversely affected.

Risks Related To Our Common Stock

A Majority of our Common Stock is owned and controlled by William P. Moore, our Chairman, which will limit your ability to voice your opinion on corporate matters over which you will effectively have no vote.

CIP, LLC, our majority shareholder, of which our Chairman, William P. Moore is a control person, currently owns approximately 51.7% of our issued and outstanding common stock.  Additionally, CIP, LLC has the right to acquire an additional 10,271,203 shares of our common stock pursuant to the License Reacquisition Agreement and 4,208,102 additional shares upon the exercise of outstanding warrants which would increase their ownership percentage in our company.  Since CIP, LLC controls more than 50% of our issued and outstanding common stock, you effectively have no vote in how we conduct our corporate affairs.

Applicable SEC Rules governing the trading of “penny stocks” limits the trading and liquidity of our common stock, which may affect the trading price of our common stock.

Our common stock currently trades on the OTC Bulletin Board. Since our common stock trades below $5.00 per share, our common stock is considered a “penny stock” and is subject to SEC rules and regulations, which impose limitations upon the manner in which our shares can be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

We do not intend to pay dividends in the foreseeable future.

We have never declared or paid a dividend on our common stock. We intend to retain earnings, if any, for use in the operation and expansion of our business and, therefore, do not anticipate paying any dividends on our common stock in the foreseeable future.

The trading price of our common stock may be volatile.

The trading price of our shares has from time to time fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth in this Report as well as our operating results, financial condition, announcements of innovations or new products by us or our competitors, general conditions in the biometrics and access control industries, and other events or factors. In recent years broad stock market indices, in general, and the securities of technology companies, in particular, have experienced substantial price fluctuations. Such broad market fluctuations may adversely affect the future-trading price of our common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information contained in this section should be read in conjunction with our consolidated financial statements and related notes and the information contained elsewhere in this Current Report under the captions "Risk Factors," and "Business”.

Overview

We were formed for the purpose of developing and marketing advanced security solutions using fingerprint and other biometric technology and encryption software solutions.   Our biometric identification and encryption software solutions provide innovative and new ways for customers to securely access, store, send and receive confidential information.  Biometric technology is the science of analyzing specific human characteristics which are unique to each individual in order to identify a specific person from a broader population.  The use of biometrics enables enterprise and consumer users to login to different systems and applications using secure credentials based on their unique characteristics, while blocking unauthorized users.  Our biometric authentication provides strong protection against identity theft.  We commenced marketing our products in the first half of 2007 following more than three years of technology and product development.  We believe that our products meet the needs of companies that require strong data, systems and applications security including financial institutions, healthcare providers, insurance companies, government agencies, utilities and any business where security and identification are key concerns.  To date we have invested over $10 million in the operations of the business including research and development, product development and marketing of our products.

Results of Operations

Year Ended December 31, 2008 Compared with Year Ended December 31, 2007

Net Revenue

In early 2007 the Company completed development of its initial product line and began marketing its solutions.  For the years ended December 31, 2008 and 2007 the Company had revenues of $89,014 and $135,641, respectively.  The main reason for the decrease in revenue in 2008 from 2007 was the third quarter 2008 financial crisis that shook the U.S. banking industry which had a significant impact on the pending sales and prospects of the Company.    With slowing sales and critical cash funding shortfalls, management curtailed operating activities and minimized cash outflows beginning in the third quarter of 2008 and continuing into the nine months ended September 30, 2009.

Total Costs and Expenses

Our total cost and expenses which consist of payroll and related benefits, consulting expenses, marketing, general and administrative expenses, depreciation and amortization, and research and development expenses increased by $51,529 or 1.8% for the year ended December 31, 2008 from December 31, 2007.  While overall expense was relatively flat, there were several changes within the categories that make up total cost and expense.  Our cost of hardware sales declined by $38,680 or 48.7% in 2008 from 2007 primarily as a result of the decline in revenue.  Payroll and related benefits and consulting expenses were up $324,372 or 19% in 2008 from 2007 due to increased staffing prior to the sales downturn experienced in the third quarter of 2008 and an increase in stock-based compensation of $68,064 due to issuance of employee stock options in 2008.  Marketing, general and administrative expenses were lower by $232,750 or 24% in 2008 from 2007 due primarily to a reduction in marketing spending to $199,574 from $405,156.

Loss from Operations

Our operating loss for the 12 months ended December 31, 2008 was $2,801,445 compared to a loss of $2,703,289 for the 12 months ended December 31, 2007, an increase of $98,156 or 3.6%.  The increased loss was due to lower revenue and slightly higher expenses.

Interest Expense

Interest expense for the year ended December 31, 2008 was $681,337 compared to $1,272,360 for year the ended December 31, 2007, a reduction of $591,023.  In August 2005 the Company entered into a convertible note from a related party (see footnote 7 of the Company’s financial statements).  Interest on that note was $26,591 in 2008 compared to $86,526 in 2007.  During the years 2006 and 2007 the Company modified the loan agreement and as additional consideration for the modifications and increased borrowing capacity, the Company provided shares of its common stock and warrants to the lender.  The fair value of the common stock and warrants were deemed to be financing fees and amortized over the term of each of the modifications to the instrument.  On June 21, 2007, upon notification from the lender, the Company converted $3,133,764 of the $3,436,193 then outstanding line-of-credit advances, including accrued interest, into shares of the Company’s common stock and warrants to purchase common stock.  The conversion triggered acceleration of the amortization of the related financing fees.  In 2007 amortization and accelerated amortization of the related financing fees amounted to $891,781.  In 2008 there were no financing fees.  On July 20, 2007 the Company granted a related party an exclusive, fully paid-up, royalty-free, irrevocable, perpetual, worldwide, transferable, assignable license, with the right to sublicense in and to all the Company’s intellectual property (the “License Agreement”). Subject to the License Agreement the Company maintains all of its right, title and interest in and to the intellectual property. The License Agreement was effective immediately and continues indefinitely, unless and until terminated by mutual agreement.  Additionally and in connection with this agreement, the Company entered into a Software Services Agreement with the related party whereby they agreed to pay Ceelox costs associated with marketing its products and maintaining and developing our products based on our biweekly cash burn rate, net of sales collections.  During the years ended December 31, 2008 and 2007, the Company received advances under this agreement of $2,632,185 and $1,060,778, respectively. On an accounting basis, the interest accrued for the years ended December 31, 2008 and 2007 amounted to $658,047 and $265,195, respectively. See Footnote 6 of the Company’s financial statements for additional detail.

Net Loss

During the years ended December 31, 2008 and 2007 the Company incurred net losses of $3,482,777 and $3,975,649, respectively.  The reduced losses of $492,872 were primarily due to reduced interest expenses.

Seasonality and Quarterly Results

We do not expect to experience any seasonality in our operating results.

Results of Operations

Nine Months Ended September 30, 2009 Compared with Nine Months Ended September 30, 2008

Net Sales

Revenue for the periods ending September 30, 2009 and 2008 were $76,837 and $76,407, respectively.  Management curtailed operating activities, and minimized cash outflows during the nine months ended September 30, 2009.  As a result our revenue performance was, as expected, flat.

Total Costs and Expenses

For the period ended September 30, 2009 total costs and expenses were down $932,250, or 43%, to $1,224,267 from $2,156,517 for the same period in 2008.  In its efforts to minimize expenses, management reduced marketing expenses in 2009 by $153,923 from $173,807 in the same period of 2008.  Payroll, benefits and consulting expenses were reduced $527,386 from $1,467,546.  In addition, other general and administrative expenses were reduced $223,604 from $431,481.

Loss from Operations

For the periods ended September 30, 2009 and 2008 losses from operations were $1,147,430 and $2,080,110, respectively.  The reduced loss from operations of $932,680 or 45% was due largely to management’s efforts to minimize expenses.

Interest Expense

Interest expenses for the periods ended September 30, 2009 and 2008 were $140,626 and $558,410, respectively.  The primary difference in our interest expense is due to decreased interest expense incurred from the advances under the July 20, 2007 licensing and software management agreements described in Footnote 6 of the Company’s financial statements attached hereto.

Net Loss

For the periods ended September 30, 2009 and 2008 net losses were $1,287,513 and $2,638,514, respectively.  The reduced net loss of $1,351,002 or 51% was due largely to management’s efforts to minimize expenses.

Liquidity and Capital Resources

As of September 30, 2009, we had a working capital deficit of $5,767,602, as compared to a working capital deficit of $4,986,002 as of December 31, 2008.  In the past we have relied on sales of our equity to raise funds for our working capital requirements, as well as loans from our majority stockholder.  We will need to raise additional capital in order to implement our business plan and will seek to sell additional equity and/or debt to accomplish this objective.  There can be no assurance that we will be able to raise funds sufficient to carry out our business plan, or that if funds are available to us that they will be on acceptable terms.

Operating Activities

Cash used in operations of $984,378 during the nine months ended September 30, 2009 was primarily a result of our $1,287,513 net loss reconciled with our net non-cash expenses relating to stock-based compensation expense, accrued interest, depreciation and amortization expense.  Cash used in operations of $1,955,136 during the nine months ended September 30, 2008 was primarily a result of our $2,638,514 net loss reconciled with our net non-cash expenses relating to stock-based compensation expense, amortization of deferred finance fees, accrued interest, depreciation and amortization expense.

Cash used in operations of $2,552,089 during the year ended December 31, 2008 was primarily a result of our $3,482,777 net loss reconciled with our net non-cash expenses relating to stock-based compensation expense, accrued interest, depreciation and amortization expense.  Cash used in operations of $2,555,328 during the year ended December 31, 2007 was primarily a result of our $3,975,649 net loss reconciled with our net non-cash expenses relating to stock-based compensation expense, amortization of deferred finance fees, accrued interest, depreciation and amortization expense.

Investing Activities

We did not generate cash flows from investing activities during the nine months ended September 30, 2009 or the year ended December 31, 2008.  We expended $3,638 during the nine months ended September 30, 2009, $13,931 during the nine months ended September 30, 2008, $16,624 during the year ended December 31, 2008 and $87,460 during the year ended December 31, 2007.  The amounts we expended in 2009 were for the purchase of property and equipment and for the years ended December 31, 2008 and 2007 were for purchase of property and equipment and costs incurred for patent and software development.

Financing Activities

During the nine months ended September 30, 2009, we generated proceeds of $916,873 from our financing activities which consisted of: (i) $350,000 from sales of our common stock, (ii) advances from related parties of $466,873, and (3) the sale of convertible notes in the amount of $100,000.

During the year ended December 31, 2008, we generated proceeds of $2,632,185 from our financing activities which consisted solely of advances from related parties.

During the year ended December 31, 2007, we generated net proceeds of $2,645,294 from our financing activities which consisted of: (i) $440,000 from sales of our common stock, (ii) advances from related parties of $1,060,778, (3) the sale of convertible notes in the amount of $1,154,078, and (4) the payment of $9,562 towards our capital leases.

    Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangements or financing activities with special purpose entities.

Critical Accounting Policies and Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. To prepare these financial statements, we must make estimates and assumptions that affect the reported amounts of assets and liabilities. These estimates also affect our reported revenues and expenses.  On an ongoing basis, management evaluates its estimates and judgment, including those related to revenue recognition, accrued expenses, financing operations and contingencies and litigation.  Management bases its estimates and judgment on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  The most significant accounting estimates inherent in the preparation of our financial statements are set forth in Note 1 to our audited financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The amounts reported for cash equivalents, marketable securities, account receivables, unbilled receivables, accounts payable, and accrued liabilities are considered to approximate fair values based upon comparable market information available at the respective balance sheet dates. The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 157 effective January 1, 2008 for financial assets and liabilities measured on a recurring basis. SFAS No. 157 applies to all financial assets and financial liabilities that are being measured and reported on a fair value basis and requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The Company has not elected the fair value option for financial instruments not already carried at fair value.

Cash and Cash Equivalents
 Cash equivalents are highly liquid investments with original maturity of three months or less at the date of purchase. The Company maintains its cash balances with high quality financial institutions and has not experienced any material losses.

Accounts Receivable and Allowance for Doubtful Accounts

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. Ceelox Inc.’s allowance for doubtful accounts is determined using a combination of factors to ensure that Ceelox Inc.’s trade and unbilled receivables balances are not overstated due to uncollectibility. The Company performs ongoing customer credit evaluation within the context of the industry in which it operates, does not require collateral, and maintains allowances for potential credit losses on customer accounts when deemed necessary. A specific allowance for a doubtful account up to 100% of the invoice will be provided for any problematic customer balances. Delinquent account balances are written-off after management has determined that the likelihood of collection is not possible. For all periods presented, Ceelox Inc. had no allowance for doubtful accounts.

Inventory

Inventories consist of computer equipment merchandise that is in its finished form and ready for sale to end-user customers. Inventories are recorded at the lower of average cost or market. In-bound freight-related costs from our vendors are included as part of the net cost of merchandise inventories. Other costs associated with acquiring, storing and transporting merchandise inventories are expensed as incurred. Our inventories are acquired and carried for retail sale and, accordingly, the carrying value is susceptible to, among other things, market trends and conditions and overall customer demand. We use our best estimates of all available information to establish reasonable inventory quantities. However, these conditions may cause our inventories to become obsolete and/or excessive. We review our inventories periodically for indications that reserves are necessary to reduce the carrying values to the lower of cost or market values. For all periods presented, Ceelox Inc. determined that no reserves were necessary.

Property and Equipment

Computer equipment, computer software and furniture and fixtures are stated at cost and depreciated on a straight-line basis over an estimated useful life of five years. Upon disposal, assets and related accumulated depreciation are removed from the accounts and the related gain or loss is included in results from operations.

Software Development Costs, Patents and Trademarks

The Company capitalizes certain direct software development costs based upon stages of development. Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalization ceases upon the products market introduction.  Amortization of software development cost is computed on an individual product basis on the straight-line method over the estimated economic life ranging from three to five years, and begins when a product is available for general release to customers.

Patents and trademarks costs consist of internal and external costs relating to the filing patents and costs of licensing trademarks. Patent and trademark costs are recorded at cost and amortized on a straight-line basis over ten years, the expected period of future utility and economic benefit.

Impairment of Long-Lived Assets and Other Intangible Assets

Ceelox Inc. evaluates the recoverability of long-lived assets with finite lives in accordance with SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets”. Intangible assets, including purchased technology and other intangible assets, are carried at cost less accumulated amortization. Finite-lived intangible assets are being amortized on a straight-line basis over their estimated useful lives of five to ten years. SFAS No. 144 requires recognition of impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value amount of an asset may not be recoverable. An impairment charge is recognized in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. A significant impairment of finite-lived intangible assets could have a material adverse effect on Ceelox Inc.’s financial position and results of operations. For all periods presented, Ceelox Inc. determined that no impairment charges were incurred.

Revenue Recognition

Overview

We recognize revenue when persuasive evidence of an arrangement exists, we have delivered the product or performed the service, the fee is fixed or determinable and collection is reasonably assured. If any of these criteria are not met, we defer recognizing the revenue until such time as all criteria are met. Determination of whether or not these criteria have been met may require us to make judgments, assumptions and estimates based upon current information and historical experience.

Ceelox markets its software products direct to commercial customers, to Value Added Resellers and Systems Integrators and to Original Equipment Manufacturers (“OEM”).  Revenue may have four components: 1) license software revenue which provides a right to use Ceelox software products on a per seat/client or per server basis for an unlimited period; 2) software maintenance, 3) hardware, such as fingerprint readers and flash memory devices, and 4) professional services, primarily installation support. The Company also performs custom software development on a limited basis when necessary to support significant account or revenue opportunities.

Ceelox has developed suggested retail pricing for all revenue components which include volume related discounting where appropriate.  In addition the Company may negotiate prices on an individual case basis for significant volume or significant account opportunities.

Hardware and Software Revenue

The Company recognizes hardware revenue upon invoicing.  Invoicing is triggered upon shipping.  In products that have a hardware and software component that is not broken out in the Company’s pricing, such as with Ceelox Portable Vault that includes hardware in the form of flash memory, the Company considers the value of the hardware to be de minimis and records the sale under the Software/Hardware classification.

Software License Revenue

License software revenue is recognized at the time of invoicing.  Invoicing is timed with shipment or delivery of licensed software.  There is a 30 day right to return or exchange licensed software.  The Company warrants that its software is free from material defects and will replace any defective products with a functional replacement.

Maintenance includes customer access to and right to software bug fixes and new releases of the company’s software.  These releases are made available to customers who download releases at their discretion.  The Company’s licensed software includes first-year maintenance.  Subsequent year maintenance is offered, at a percentage of the initial software license revenue, on an annual basis on the anniversary of the original purchase date.  When deemed material, this revenue is amortized over the life of the license agreement on a straight-line basis.

Contract Revenue

Professional Services: Our customers occasionally request professional services support related to server installation support.  The Company recognizes professional services revenue at the time the support is provided.  Billing is on a rate per day basis.

Custom Software Development: Revenues from multi-element arrangements are allocated to the individual elements based upon relative fair values using vendor-specific objective evidence of fair value. Revenues received from customers where all revenue recognition criteria have not been established are deferred until such criteria have been achieved.

Research and Development

The Company expenses research and development costs as they are incurred.

Advertising and marketing costs

The company expenses advertising and marketing costs as they are incurred.

Stock-Based Compensation and Equity Incentive Plans

For the nine months ended September 30, 2009 and 2008, and the years ended December 31, 2008 and 2007, the Company maintained a stock plan covering equity grants including stock options and warrants.

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”, which is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”. SFAS No. 123(R) requires the measurement and recognition of compensation expense in the Company’s statement of operations for all share-based payment awards made to Ceelox Inc. employees, directors and consultants including employee stock options, non-vested equity stock and equity stock units, and employee stock purchase grants. Stock-based compensation expense is measured at grant date, based on the estimated fair value of the award, reduced by an estimate of the annualized rate of expected forfeitures, and is recognized as expense over the employees’ expected requisite service period, generally using the straight-line method. In addition, SFAS No. 123(R) requires the benefits of tax deductions in excess of recognized compensation expense to be reported as a financing cash flow, rather than as an operating cash flow as prescribed under previous accounting rules. The Company selected the modified prospective method of adoption, which recognizes compensation expense for the fair value of all share-based payments granted after January 1, 2006 and for the fair value of all awards granted to employees prior to January 1, 2006 that remain unvested on the date of adoption. This method did not require a restatement of prior periods. However, awards granted and still unvested on the date of adoption are attributed to expense under SFAS No. 123(R), including the application of a forfeiture rate on a prospective basis. Ceelox Inc.’s forfeiture rate represents the historical rate at which Ceelox Inc.’s stock-based awards were surrendered prior to vesting. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised on a cumulative basis, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Computation of (Loss) Per Share

Basic earnings (loss) per share is calculated by dividing the earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is calculated by dividing the earnings (loss) by the weighted average number of common shares and potentially dilutive securities outstanding during the period. Potentially dilutive common shares consist of incremental common shares issuable upon exercise of stock options, warrants and shares issuable upon the conversion of convertible notes. The dilutive effect of the convertible notes is calculated under the if-converted method. The dilutive effect of outstanding shares is reflected in diluted earnings per share by application of the treasury stock method. This method includes consideration of the amounts to be paid by the employees, the amount of excess tax benefits that would be recognized in equity if the instruments were exercised and the amount of unrecognized stock-based compensation related to future services. No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported. Accordingly, we did not include 144,558,056 of potentially dilutive warrants and convertible debt instruments at September 30, 2009. Additionally, we did not include 133,732,258 and 75,061,582 of potentially dilutive warrants and convertible debt instruments at December 31, 2008 and 2007 respectively.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 (“SFAS 168”). The statement confirmed that the FASB Accounting Standards Codification (the “Codification”) will become the single official source of authoritative U.S. GAAP (other than guidance issued by the SEC), superseding existing FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force (“EITF”), and related literature. After that date, only one level of authoritative U.S. GAAP will exist. All other literature will be considered non-authoritative. The Codification does not change U.S. GAAP; instead, it introduces a new structure that is organized in an easily accessible, user-friendly online research system. The Codification, which changes the referencing of financial standards, becomes effective for interim and annual periods ending on or after September 15, 2009. We will apply the Codification beginning in the third quarter of fiscal 2009. The adoption of SFAS 168 is not expected to have any substantive impact on our financial statements or related footnotes.

In May 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 165, “Subsequent Events” (“SFAS 165”). This standard is intended to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, this standard sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  SFAS 165 is effective for fiscal years and interim periods ended after June 15, 2009 and will be applied prospectively. We adopted SFAS 165 during the second quarter of 2009, and its adoption did not have a material impact on our results of operations and financial position.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 162, “The Hierarchy of General Accepted Accounting Principle.” SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. This statement shall be effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With General Accepted Accounting Principles.” The adoption of this pronouncement did not have a material impact on the Company’s financial statements.

In May 2008, the FASB issued FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”), which clarifies the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement. FSP APB 14-1 specifies that an issuer of such instruments should separately account for the liability and equity components of the instruments in a manner that reflect the issuer’s non-convertible debt borrowing rate when interest costs are recognized in subsequent periods. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008, and retrospective application is required for all periods presented. The Company is currently evaluating the potential impact of the adoption of FSP APB 14-1 on its previously issued financial statements. The Company does not expect to record any non-cash interest expense related to its outstanding convertible debt instruments resulting from the implementation of this standard.

In April 2008, the FASB issued FSP FAS 142-3, “Determination of Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing the renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS 142, “Goodwill and Other Intangible Assets.” FSP FAS 142-3 also requires expanded disclosure related to the determination of intangible asset useful lives. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008. Earlier adoption is not permitted. The Company is currently evaluating the potential impact the adoption of FAS FSP 142-3 will have on its financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations.” This Statement replaces SFAS No. 141. SFAS No. 141R establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. SFAS No. 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141R is effective for the Company’s business combinations on or after January 1, 2009.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115.” SFAS No. 159 is effective for the Company in the fiscal year beginning January 1, 2008. SFAS No. 159 permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. SFAS No. 159 became effective in the first quarter of fiscal 2008. The Company has not elected to apply the fair value option to any of its financial instruments that are presently accounted for at cost.

Qualitative and Quantitative Disclosures About Market Risk

Interest Rates

We are not being exposed to market risks relating to changes in interest rates because all outstanding debt bears interest at a fixed rate.  We currently do not engage in any interest rate hedging activity and have no intention of doing so in the foreseeable future.

Foreign Exchange

The company has no exposure to foreign exchange fluctuations.

Inflation

Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of net sales if the selling prices of our products do not increase with these increased costs.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information regarding the beneficial ownership of our common stock upon the closing of the Merger, with respect to:

-	each of our executive officers listed in the summary compensation table;
-	each of our directors and director designees;
-	all of our directors, director designees and executive officers as a group; and
-	each stockholder known by us to be the beneficial owner of 5% or more of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.  Shares of our common stock subject to options or warrants that are currently exercisable or that will be issued and exercisable within 60 days of the closing of the Merger, are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information presented in this table is based on 11,164,183 shares of common stock of Nicaragua Rising, Inc. issued and outstanding on February 12, 2010. Unless otherwise indicated, the address of each of the executive officers, directors and 5% or more stockholders named below is Ceelox, Inc., 13976 Lynmar Blvd., Tampa, FL 33626.

Security Ownership Table
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding (1)

Executive Officers and Directors:
William P. Moore III Revocable Trust(1)	9,982,123	64.9%
Philip E. Tearney(1)	1,197,851	10.3%
Phillip H. Snowden(1)	412,539	3.6%
Gerry F. Euston(2)	1,768,877	13.7%
Mark L. Grannell(3)	805,308	6.7%

All officers, directors and director designees as a group	14,166,698	76.1%

Other Stockholders with 5% or more of our common stock:
CIP, LLC(4)	11,575,068	72.2%
Endeavor Group, LLC	894,755	8.0%

(1)
All shares included herein are held through this individual’s ownership interest in CIP, LLC.  Mr. Moore is the Sole Trustee of the William P. Moore, III Revocable Trust and controls the Trust’s shares.

(2)	Includes 1,768,877 shares of common stock issuable upon the exercise of currently vested options and warrants.
(3)	Includes 805,308 shares of common stock issuable upon the exercise of currently vested options and warrants.
(4)
Includes 4,878,702 shares issuable upon the exercise of currently outstanding warrants at an exercise price of $3.60 per share.  Does not include 10,271,203 shares of common stock that may be acquired by CIP, LLC in connection with the License Reacquisition Letter Agreement as we cannot currently predict whether this issuance will occur within 60 days from the date hereof.

Directors and Executive Officers, Promoters and Control Persons

The following table sets forth the name, age and position of each of our officers, directors, director designees and key employees.

Name	Age	Position
Gerry Euston	56	Chief Executive Officer, Acting Chief Financial Officer and Director
Mark Grannell	47	Chief Operating Officer and Secretary
Erix Pizano	41	Director of Technology Development and Engineering
William P. Moore	64	Chairman of the Board
Philip Tearney	50	Director Designee
Phillip Snowden	71	Director Designee

Gerry Euston became our Chief Executive Officer on February 12, 2010, in connection with our acquisition of Ceelox.  Mr. Euston joined Ceelox as its Chief Executive Officer in early 2007. Mr. Euston brings over 30 years of extensive executive-level experience in division level general management, marketing, product management and development, finance, strategic planning, line management and corporate staff positions. Prior to joining Ceelox, Mr. Euston ran his own consulting business from 2002 through 2006.  From May, 2000 to April, 2001 Mr. Euston was a founder and the Chief Executive Officer of Falcon Wireless.  From 1976 to 2000, Mr. Euston enjoyed a successful career at Sprint Communications.  In 1983 to1985 Mr. Euston ran Sprint’s national account marketing where he conceived and brought to market the industry’s first virtual private network service offering and helped deliver triple digit growth during his tenure.  In his role as Vice President Finance Management from the second quarter of 1986 to the fourth quarter of 1988, he was responsible for Sprint’s financial planning, analysis and reporting.  For the next two years Mr. Euston managed Sprint’s Federal Systems Division’s finance, information systems, bid and proposal, accounting and administration functions while that division grew from start up to over $300M in revenue.  From the fourth quarter of 1990 to the fourth quarter of 1993 he ran product marketing, management and development for Sprint’s long distance division with responsibility for product lines totaling $2.8B revenue, which during his tenure, grew by over 20% per year adding $1B revenue over three years.   He then ran the Enhanced Services Division from the fourth quarter of 1993 to year end1996, which grew from under $50M to over $500M in revenue in a three year period.  From the first quarter of 1997 to the fourth quarter of 1998 he was responsible for

Business Marketing for Sprint’s local service division.  During his career at Sprint, Mr. Euston participated in several pivotal strategic planning efforts such as the fiber network business plan, the GTE/Sprint merger business plan and post merger implementation planning, and Sprint’s $1.2B broadband wireless cable TV acquisitions.  Mr. Euston received a Bachelor of Science degree and a Master of Business Administration with an emphasis in Marketing from Rockhurst University.

Mark Grannell became our Chief Operating Officer on February 12, 2010, in connection with our acquisition of Ceelox.  Mr. Grannell joined Ceelox during the second quarter of 2008 as Chief Operating Officer bringing over 20 years engineering and management experience with Motorola, Sprint, Level 3, and SiriCOMM  His career includes satellite, wireline and wireless telecommunication, data and voice design and engineering; business development; sales and executive-level management.  Prior to joining Ceelox, Mr. Grannell’s career began at Motorola as a system engineer working on satellites. He then spent over twelve years, from 1989 to 2000, at Sprint where he enjoyed a steady progression of management responsibilities.  Past duties at Sprint include direct responsibility over a $180M annual budget for national wireless network deployment including hardware and software design and a staff exceeding 250 people.  After leaving Sprint, Mr. Grannell worked at Level 3 from 2002 to 2007 performing business development and sales functions.  In January 2007, Mr. Grannell left Level 3 to become President and CEO of SiriCOMM, Inc.  During the next 14 months Mr. Grannell oversaw network redesign and development of new network operations software resulting in 30% maintenance reduction and 60% data throughput performance improvement.  SiriCOMM filed for U.S. federal bankruptcy protection in December 2007. Mr. Grannell earned his Bachelor of Science degree in Electrical Engineering from Kansas State University and his MS Electrical Engineering from the University of Missouri.  He is an elected member of the Gardner/Edgerton Board of Education.

Erix Pizano became our Director of Technology Development and Engineering on February 12, 2010.  Mr. Pizano has been responsible for Software Design & Development with Ceelox since 2005.   Mr. Pizano has over 15 years experience leading the successful development and deployment of custom software products. His prior experience includes successful development and deployment of commercial and custom software products for entertainment, corporate training, education, home automation, and other industries. Mr. Pizano has received an Associate Bachelor degree in Electronics Technology from the Mexican-French Institute of Technology, Mexico, a Bachelor of Science degree in Electronic Systems Engineering from the Technological Institute of Monterrey, Mexico, and post graduate work towards a Masters Degree in Information Technologies and Business Administration from the Autonomous Mexican Institute of Technology, Mexico.

William P. Moore has been Chairman of the Board of the Company since November 5, 2009.  Prior to our acquisition of Ceelox, Mr. Moore was the President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company since November 5, 2009.  Since 1994, Mr. Moore has been a co-owner, director and secretary of Continental Coal Inc., a privately-held surface mining company operating in Kansas and Missouri.  Mr. Moore received his Bachelor of Science degree from the United States Military Academy at West Point and a Master of Business Administration degree from Havard University.

Director Designees

Each of Mr. Tearney and Mr. Snowden will become directors of the Company ten days after the Company has filed a Schedule 14f-1 with the Securities and Exchange Commission.

Philip Tearney is an entrepreneur who has founded, operated and invested in numerous small businesses.  Mr. Tearney participated with Mr. Moore in a majority of these activities.  Mr. Tearney is a certified public accountant and from 1981 through 1987 Mr. Tearney was an accountant with Arthur Andersen.  Mr. Tearney received a Bachelor of Science degree from Kansas State University.

Phillip Snowden has for the past 24 years been active as a principal, consultant, partner and member in many business ventures including, mini-storage units, cable television franchises, oil and gas ventures, several real estate ventures and numerous technology and start up companies.  Mr. Snowden practiced law for 21 years and was the senior partner in the law firm of Snowden, Crain and DeCuyper until 1985.  From 1967 – 1977 Mr. Snowden served in the Missouri House of Representatives and thereafter served 8 years in the Missouri State Senate.  Mr. Snowden graduated with a BA in Economics and LLB in Law from the University of Missouri in 1964.

Executive Compensation

The following table sets forth information concerning all compensation paid to Ceelox’s Executive Officers for services to Ceelox in all capacities for each of the two years ended December 31 indicated below.
Summary Compensation Table
		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year Ended December 31,	Salary	Bonus	Other Annual Compensation (1)	Number of Securities Underlying Options
Gerry Euston Chief Executive Officer and Acting Chief Financial Officer	2008	$149,151	$ 0	$30,974	1,403,333
	2007	$144,231	$ 0		-

Mark Grannell Chief Operating Officer and Secretary	2008	$100,944	$ 0	$19,454	638,889

(1)	The amounts included represent the fair market value of options granted to Mr. Euston and to Mr. Grannell.

Compensation of Directors

The Directors do not currently receive compensation for their services as directors, but are reimbursed for expenses incurred in attending board meetings.  In addition, there have been no options granted to any directors, other than in connection with the terms of the share exchange between Nicaragua and Ceelox.

Employment Contracts

The Company has no employment agreements with any of its executive officers, however, each of Gerry Euston and Mark Grannell have entered into employment agreements with Ceelox, the Company’s majority-owned subsidiary.

On April 15, 2008, Mr. Euston and Ceelox entered into an employment pursuant to which Mr. Euston has agreed to serve as the Chief Executive Officer of Ceelox and is to be paid an annual salary of $150,000.  The term of the agreement is for a period of five (5) years, unless earlier terminated by either party, which termination may be with or without cause by either party.  There are standard non-disclosure provisions as well as a twelve month non-compete/non-solicitation provisions that becomes effective upon the termination of Mr. Euston’s employment with Ceelox.

On April 15, 2008, Mr. Grannell and Ceelox entered into an employment pursuant to which Mr. Grannell has agreed to serve as Chief Operating Officer of Ceelox and is to be paid an annual salary of $150,000.  The term of the agreement is for a period of five (5) years, unless earlier terminated by either party, which termination may be with or without cause by either party.  There are standard non-disclosure provisions as well as a twelve month non-compete/non-solicitation provisions that becomes effective upon the termination of Mr. Grannell’s employment with Ceelox.

Description of 2010 Stock Option Plan

The following is a description of the purpose and certain of the provisions of the 2010 Stock Option Plan. The summary is qualified in its entirety by reference to the complete text of the 2010 Stock Option Plan, which is attached hereto as Exhibit 10.1.

The Purpose of the Plan.  The purpose of the Plan is to provide additional incentive to the directors, officers, employees and consultants of the Company who are primarily responsible for the management and growth of the Company. Each option shall be designated at the time of grant as either an incentive stock option (an “ISO”) or as a non-qualified stock option (a “NQSO”).

The Board of Directors believes that the ability to grant stock options to employees which qualify for ISO treatment provides an additional material incentive to certain key employees. The Internal Revenue Code requires that ISOs be granted pursuant to an option plan that receives stockholder approval within one year of its adoption. The Company adopted the Plan in order to comply with this statutory requirement and preserve its ability to grant ISOs.

The benefits to be derived from the Plan, if any, are not quantifiable or determinable.

Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company, or by any committee that the Company may in the future form and to which the Board of Directors may delegate the authority to perform such functions (in either case, the “Administrator”).  The Board of Directors shall appoint and remove members of the committee in its discretion in accordance with applicable laws.  In the event that the Company establishes such a committee and is required to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code (the “Code”), the committee shall, in the Board of Director's discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code.  Notwithstanding the foregoing, the Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper and the Board of Directors, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

Subject to the other provisions of the Plan, the Administrator shall have the authority, in its discretion: (i) to grant options; (ii) to determine the fair market value of the Common Stock subject to options; (iii) to determine the exercise price of options granted; (iv) to determine the persons to whom, and the time or times at which, options shall be granted, and the number of shares subject to each option; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan;

(vii) to determine the terms and provisions of each option granted (which need not be identical), including but not limited to, the time or times at which options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any option; (ix) to defer (with the consent of the optionee) the exercise date of any option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an option; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.  The Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper.

Shares of Stock Subject to the Plan. Subject to the conditions outlined below, the total number of shares of stock which may be issued under options granted pursuant to the Plan shall not exceed 6,000,000 shares of Common Stock, $.00001 par value per share.

The number of shares of Common Stock subject to options granted pursuant to the Plan may be adjusted under certain conditions.  If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board of Directors in (i) the number and class of shares of stock subject to the Plan, and (ii) the exercise price of each outstanding option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.  Each such adjustment shall be subject to approval by the Board of Directors in its sole discretion.

In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least thirty days prior to such proposed action.  To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any options prior to their termination, even if such options were not otherwise exercisable.  In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the Stockholders of the Company receive securities of the acquiring entity or an affiliate thereof, all options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the options prior to consummation of such event, even if such options were not otherwise exercisable.

Participation. Every person who at the date of grant of an option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under the Plan.  Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under the Plan.  The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code.  The term “employee” includes an officer or director who is an employee of the Company.  The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

Option Price. The exercise price of a NQSO shall be not less than 85% of the fair market value of the stock subject to the option on the date of grant.  To the extent required by applicable laws, rules and regulations, the exercise price of a NQSO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “10% Stockholder”) shall in no event be less than 110% of the fair market value of the stock covered by the option at the time the option is granted.  The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value of the stock covered by the option at the time the option is granted.  The exercise price of an ISO granted to any 10% Stockholder shall in no event be less than 110% of the fair market value of the stock covered by the Option at the time the Option is granted.

Term of the Options.  The Administrator, in its sole discretion, shall fix the term of each option, provided that the maximum term of an option shall be ten years. ISOs granted to a 10% Stockholder shall expire not more than five years after the date of grant. The Plan provides for the earlier expiration of options in the event of certain terminations of employment of the holder.

Restrictions on Grant and Exercise. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no option granted under the Plan shall be assignable or otherwise transferable by the optionee except by will or by operation of law.  During the life of the optionee, an option shall be exercisable only by the optionee.

Termination of the Plan. The Plan shall become effective upon adoption by the Board or Directors; provided, however, that no option shall be exercisable unless and until written consent of the Stockholders of the Company, or approval of Stockholders of the Company voting at a validly called Stockholders’ meeting, is obtained within twelve months after adoption by the Board of Directors.  If such Stockholder approval is not obtained within such time, options granted pursuant to the Plan shall be of the same force and effect as if such approval was obtained except that all ISOs granted pursuant to the Plan shall be treated as NQSOs. Options may be granted and exercised under the Plan only after there has been compliance with all applicable federal and state securities laws.  The Plan shall terminate within ten years from the date of its adoption by the Board of Directors.

Termination of Employment.  If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than thirty days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the expiration date of the option (the “Expiration Date”)); provided, however, that if such exercise of the option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date).  If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the option remains exercisable after Termination, options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date). “Employment” includes service as a director or as a consultant.  For purposes of the Plan, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

Amendments to the Plan. The Board of Directors may at any time amend, alter, suspend or discontinue the Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding options except to conform the Plan and ISOs granted under the Plan to the requirements of federal or other tax laws relating to ISOs.  No amendment, alteration, suspension or discontinuance shall require Stockholder approval unless (i) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (ii) the Board of Directors otherwise concludes that stockholder approval is advisable.

Tax Treatment of the Options.  Under the Code, neither the grant nor the exercise of an ISO is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the Common Stock acquired upon exercise of the ISO.  Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee.  Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income. Optionees who receive NQSOs will be subject to taxation upon exercise of such options on the spread between the fair market value of the Common Stock on the date of exercise and the exercise price of such options.  This spread is treated as ordinary income to the optionee, and the Company is permitted to deduct as an employee expense a corresponding amount.  NQSOs do not give rise to a tax preference item subject to the alternative minimum tax.

Transactions with Officers and Directors

Purchase of Nicaragua Rising, Inc. Shares

On November 4, 2009, Mr. Moore, our Chairman, acquired control of Nicaragua by purchasing an aggregate of 11,091,100, of the 11,260,000 shares outstanding directly from Nicaragua’s shareholders, which represented 98.5% of Nicaragua’s issued and outstanding shares at the time of such purchase.
In connection with Mr. Moore’s agreement to cancel 9,916,000 shares in connection with the Merger with Ceelox we have agreed to pay him an aggregate of $350,000 in consideration for such shares.  On February 12, 2010 we issued to Mr. Moore an 8% convertible note in the principal amount of $350,000.  The note, plus accrued interest, can be converted at anytime into shares of Nicaragua’s common stock at a conversion price of $0.81 per share.  Additionally, on 30 days written notice to the Company Mr. Moore can demand repayment in full in cash prior to the maturity date of February 12, 2011.  Additionally, the Company can prepay the note in full prior to its maturity date without penalty.

In connection with Mr. Moore’s payment of $100,000 on behalf of the Company to an unaffiliated third-party for investor relations services, the Company issued to Mr. Moore an 8% convertible note in the principal amount of $100,000 on February 12, 2010.  The note, plus accrued interest, can be converted at anytime into shares of Nicaragua’s common stock at a conversion price of $0.81 per share.  Additionally, on 30 days written notice to the Company Mr. Moore can demand repayment in full in cash prior to the maturity date of February 12, 2011.  Additionally, the Company can prepay the note in full prior to its maturity date without penalty.

Description of Our Capital Stock

The information set forth below is a general summary of our capital stock structure, on a pro forma basis, after giving effect to the Merger. As a summary, this section is qualified by, and not a substitute for, the provisions of our amended and restated Articles of Incorporation and amended and restated Bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares, par value $0.00001 per share, consisting of 100,000,000 shares of common stock (“Common Shares”) and 100,000,000 shares of preferred stock.

Common Stock

The Company has 11,164,183 Common Shares issued and outstanding.  In addition, the Company has reserved 8,246,296 Common Shares for issuance in respect of:

•	Warrants to purchase 5,410,665 Common Shares at an exercise price of $3.60 per share.
•	Warrants to purchase 436,391 Common Shares at an exercise price of $0.81 per share.
•	Warrants to purchase 83,333 Common Shares at a weighted average exercise price of $0.96 per share. The remaining term on these warrants range from May 18, 2010 to September 30, 2012.
•	Options to purchase 2,315,907 shares of common stock pursuant to the Company’s 2010 Stock Option Plan.

Dividend Rights

The holders of outstanding shares of the Company’s common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Board of Directors may determine.  We have never paid a cash dividend on our common stock and we have no present intention to declare or pay cash dividends on our common stock in the foreseeable future.  We intend to retain any earnings which we may realize in the foreseeable future to finance our operations.  Future dividends, if any, will depend on earnings, financing requirements and other factors.

Voting Rights

Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of stockholders.  Cumulative voting for the election of directors is not provided for in our Articles of Incorporation, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and the common stock is not convertible or redeemable.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, our assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock.

Preferred Stock

We have 100,000,000 shares of preferred stock authorized for issuance, none of which are issued or outstanding. Our Board of Directors, without obtaining the approval of our stockholders, may issue shares of preferred stock from time to time in one or more series and with such designations, preferences, rights, qualifications, limitations and restrictions as the Board approves.  These designations, preferences, rights, qualifications, limitations and restrictions may include, but are not limited to, the power to determine

•	the redemption and liquidation preferences,
•	the rate of dividends payable, the time for and the priority of payment of the dividends, and whether or not the dividends will be cumulative,
•	the terms of conversion of the preferred stock into common stock, and
•	the voting power of the preferred stock.
We do not currently have plans to issue shares of preferred stock.

Anti-Takeover Provisions

Sections 78.411 through 78.444 of the Nevada Revised Statutes are designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control.  With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders.  Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director.  The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power.  Our Articles of Incorporation specifically provide that the corporation will not be governed by the provisions of NRS 78.411 through 78.444.

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval.  The existence of authorized but unissued shares of common stock and preferred stock may enable our Board of Directors to issue shares of stock to persons friendly to existing management, thereby making it more difficult and more expensive for an independent party to obtain voting control.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Transferonline, Inc.

Market Price of and Dividends on Common Equity and Related Shareholder Matters.

Our common stock was listed for trading on the OTC Bulletin Board (“OTCBB”) operated by the Financial Industry Regulatory Authority (FINRA) on December 26, 2008 under the symbol “NCRG.”  There are no outstanding options or warrants to purchase, or securities convertible into, our common stock.  Our common stock has only traded on four trading days since our common stock was listed for trading on the OTCBB  Our common stock traded 4,000 shares at $0.26 on December 26, 2008, 5,000 shares at $0.20 on January 15, 2009, 2,000 shares at $0.04 on May 11, 2009 and 50,000 shares at $0.06 on November 4, 2009.  Below are the high and low quarterly sales information relating to trading in our common stock during our fiscal year ended October 31, 2009 and the first quarter of our 2010 fiscal year. As soon as practicable under applicable federal securities laws the Company’s trading symbol will be changed concurrent with a planned change of our corporate name from Nicaragua Rising, Inc. to Ceelox, Inc.

We have never paid a cash dividend on our common stock and we have no present intention to declare or pay cash dividends on our common stock in the foreseeable future.  We intend to retain any earnings which we may realize in the foreseeable future to finance our operations.  Future dividends, if any, will depend on earnings, financing requirements and other factors.

Fiscal Year

2010	High	Low
First Quarter: 11/1/09 through 2/12/10	$0.06	$0.06

2009	High	Low
Fourth Quarter: 8/1/09 to 10/31/09	$0	$0
Third Quarter: 5/1/09 to 7/31/09	$0.04	$0.04
Second Quarter: 2/1/09 to 4/30/09	$0	$0
First Quarter: 12/26/08 to 1/31/09	$0.26	$0.20

As of February 12, 2010 there were approximately 80 holders of record of our common stock.  This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

The Company considers its common stock to be “thinly traded” and any reported sale prices may not be a true market-based valuation of its common stock.  Some of the bid quotations from the OTC Bulletin Board set forth above may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Legal Proceedings

From time to time we may be involved in litigation relating to claims arising out of our operations in the normal course of our business.  We are not currently parties to any legal proceedings, the adverse outcome of which, in management’s opinion, individually or in the aggregate, would have a material adverse effect on our results of operations or financial position.

Changes in and Disagreements with Accountants

As reported in our Current Report on Form 8-K dated January 5, 2010, Malone & Bailey P.C. (“Malone”), the independent certified public accountants who had been engaged by Nicaragua as the principal accountant to audit Nicaragua’s consolidated financial statements, was dismissed effective December 29, 2009, which dismissal was approved by Nicaragua’s board of directors on such date. The reports by Malone on the financial statements of Nicaragua during the fiscal years ended October 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph describing the uncertainty as to Nicaragua’s ability to continue as a going concern. During Nicaragua’s two most recent fiscal years and subsequent period up to December 29, 2009, Nicaragua did not have any disagreements with Malone on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. In addition, no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K have occurred.

At Nicaragua’s request, Malone furnished to it a letter addressed to the Securities and Exchange Commission stating that it agreed with the above statements. A copy of the letter from Malone, dated December 31, 2009, was filed as Exhibit 16.1 to our Current Report filed on Form 8-K dated January 5, 2010.

Also on December 29, 2009, Nicaragua’s Board of Directors approved the engagement of Rothstein Kass & Company, P.C. (“Rothstein Kass”) as its new principal independent certified public accountants to audit its consolidated financial statements for the year ending October 31, 2009.

Prior to engaging Rothstein Kass, Nicaragua had not consulted Rothstein Kass regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on Nicaragua’s financial statements.

Recent Sales of Unregistered Securities

On February 12, 2010, in conjunction with the Merger, Nicaragua Rising, Inc. issued to certain of the former shareholders of Ceelox, Inc. 10,745,823 shares of our common stock, $0.00001 par value, in exchange for 96.2% of the issued and outstanding shares of capital stock of Ceelox, Inc.  The market price of our common stock on the date it was issued was $0.06 per share.  The shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  The common stock was issued without any form of general solicitation or general advertising and the offerees provided information to us verifying that they were accredited investors.

In conjunction with the Merger, on February 12, 2010, we issued an aggregate of 2,177,019 options to our employees pursuant to the 2010 Stock Option Plan.  In addition we issued 5,930,389 warrants and 138,889 options to certain Ceelox related parties.

Indemnification of Directors and Executive Officers and Limitation of Liability

Nicaragua Rising, Inc. is a Nevada Corporation.  The Nevada Revised Statutes and certain provisions of our Articles of Incorporation provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities.  A summary of the circumstances in which indemnification is provided is discussed below, but this description is qualified in its entirety by reference to our Articles of Incorporation and to the statutory provisions.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)           Is not liable pursuant to Nevada Revised Statute 78.138 (a breach of fiduciary duty involving intentional misconduct, fraud, or knowing violation of the law); or

(b)           Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)           Is not liable pursuant to Nevada Revised Statute 78.138; or

(b)           Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

•	the creation of a trust fund.
•	the establishment of a program of self-insurance.
•	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.
•	the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 5 of our Articles of Incorporation requires us to indemnify all of our directors, officers, employees and agents to the fullest extent permitted by Nevada law as provided within NRS 78.7502 and NRS 78.751 or any other law then in effect or as it may hereafter be amended.  Pursuant to our Articles of Incorporation, we must indemnify each present and future director, officer, employee or agent who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of we or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suite, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest of  and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The expenses of our directors, officers, employees or agents of  incurred in defending a civil or criminal action, suit or proceeding may be paid by us as they are incurred and in advance of the final disposition of the action if the director, officer, employee or agent undertakes to repay the expenses to us if it is ultimately determined by a court, after exhaustion of all appeals, that he is not entitled to be indemnified.  No indemnification shall be provided and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to us if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties and, if applicable, intentional misconduct, fraud or knowing violation of the law which was material to the cause of action.

Neither Nicaragua nor Ceelox has any indemnification agreements with any of their respective directors and executive officers, although either may do so in the future.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.  At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES

Please refer to the information included in Item 2.01 above.

ITEM 4.01                      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Please refer to the information included in Item 2.01 above.

ITEM 5.01                      CHANGES IN CONTROL OF THE REGISTRANT

As a result of the Merger, control of our company changed.  Please refer to the information included in Item 2.01 above.

ITEM 5.02                      APPOINTMENT OF PRINCIPAL OFFICERS

As a result of the Merger, our sole director, William P. Moore, appointed new officers on February 12, 2010 and appointed Mr. Gerry Euston as a director to take office upon completion of the Merger.  Additionally, Mr. Moore appointed each of Philip Tierney and Phillip Snowden to the board of directors, however, their appointments will not become effective until 10 days after the Company has filed a Schedule 14f-1 with the SEC. Please refer to the information included in Item 2.01 above.

ITEM 5.06                      CHANGE IN SHELL COMPANY STATUS

As a result of the Merger, we ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.  Please refer to Item 2.01 above for a detailed description of the Merger and our business following the consummation of the Merger.

ITEM 8.01                      OTHER MATTERS

Subject to compliance with applicable federal securities laws and state corporate laws, as soon as practicable following the Merger, the Company intends to change its name to “Ceelox, Inc.” and procure a new trading symbol which bears a closer resemblance to our new name. We will also change our address to 13976 Lynmar Blvd., Tampa, Florida 33626 and our telephone number to 813-769-0918.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements are filed with this Current Report:

(a)           Audited financial statements of Ceelox, Inc. for the fiscal years ended December 31, 2008 and December 31, 2007, including unaudited interim financial statements as of September 30, 2008 and for the periods ended September 30, 2009 and September 30, 2008, are attached hereto as Exhibit 99.3.

(b)           The following exhibits are filed with this report on Form 8-K:

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Share Exchange dated February 12, 2010 between Ceelox, Inc., certain of the shareholders of Ceelox, Inc., Nicaragua Rising, Inc. and Sunflower Capital, LLC	Filed herewith.

3.1	Articles of Incorporation of Nicaragua Rising, Inc.	Previously filed as Exhibit 3.1 to our Form SB-2 dated December 21, 2007
3.2	Bylaws of Nicaragua Rising, Inc.	Previously filed as Exhibit 3.2 to our Form SB-2 dated December 21, 2007
4.1	Specimen Common Stock Certificate	Previously filed as Exhibit 4.1 to our Form SB-2 dated December 21, 2007
10.1	2010 Stock Option Plan	Filed herewith.
14.1	Code of Ethics	Previously filed as Exhibit 14.1 to our Form 10-K dated January 30, 2009
16	Letter re: change in certifying accountant	Previously filed as Exhibit 16.1 to our Form 8-K dated January 5, 2010
99.1	Audit Committee Charter	Previously filed as Exhibit 99.1 to our Form 10-K dated January 30, 2009
99.2	Disclosure Committee Charter	Previously filed as Exhibit 99.2 to our Form 10-K dated January 30, 2009

99.3	Ceelox, Inc.’s financial statements for the Nine Months ended September 30, 2009 and for the years ended December 31, 2008 and 2007	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2010	NICARAGUA RISING, INC.

	By:	GERRY EUSTON
Gerry Euston
Chief Executive Officer and Acting Chief Financial Officer